As filed with the Securities and Exchange Commission on November 30, 2000.

                                                      Registration No. 333-41849

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        STATE AUTO FINANCIAL CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


               OHIO                                     31-1324304
               ----                                     ----------

  (State or Other Jurisdiction of             (IRS Employer Identification No.)
  Incorporation or Organization)


         518 EAST BROAD STREET, COLUMBUS, OHIO 43215-3976 (614) 464-5000
         ---------------------------------------------------------------

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ROBERT H. MOONE
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                        STATE AUTO FINANCIAL CORPORATION
                              518 EAST BROAD STREET
                            COLUMBUS, OHIO 43215-3976
                                 (614) 464-5000
                           (614) 464-4911 (facsimile)

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          Copies of correspondence to:


       John R. Lowther, Esq.                          Joseph P. Boeckman, Esq.
     Vice President, Secretary                          Baker & Hostetler LLP
        And General Counsel                             65 East State Street
 State Auto Financial Corporation                            Suite 2100
       518 East Broad Street                            Columbus, Ohio 43215
     Columbus, Ohio 43215-3976                             (614) 228-1541
          (614) 464-5000                              (614)462-2616 (facsimile)
     (614)464-4911 (facsimile)



Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-41849

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------- --------------------- ------------------------ -------------------------- ------------------
 Title of securities to       Amount to be         Proposed maximum          Proposed maximum           Amount of
     be registered             registered         offering price per     aggregate offering price   registration fee
                                                       share (1)                    (1)
------------------------- --------------------- ------------------------ -------------------------- ------------------
Common Shares, without          300,000                 $13.91                   $4,173,000              $1,101.67
par value
------------------------- --------------------- ------------------------ -------------------------- ------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's Common Shares on the Nasdaq National Market system on November 27, 2000.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY THESE SECURITIES BE ACCEPTED, BEFORE THIS REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES, IN ANY STATE THAT DOES NOT PERMIT AN OFFER OR SALE OF THESE SECURITIES.


                 SUBJECT TO COMPLETION DATED DECEMBER ___, 2000

PROSPECTUS

                        STATE AUTO FINANCIAL CORPORATION
                              518 EAST BROAD STREET
                            COLUMBUS, OHIO 43215-3976
                                 (614) 464-5000

               MONTHLY STOCK PURCHASE PLAN FOR INDEPENDENT AGENTS
                              300,000 COMMON SHARES

         Throughout this prospectus the term "State Auto" refers to State Auto Financial Corporation. The terms "Eligible Independent Agents," "Agents," and "you" refer generally to independent agents of State Auto's property and casualty insurance company subsidiaries and independent agents of State Automobile Mutual Insurance Company and its property and casualty insurance company subsidiaries. To determine if you are eligible to participate in the Plan, see "Monthly Stock Purchase Plan--Eligibility" on page 4 of this prospectus.

         State Auto is offering Eligible Independent Agents an opportunity to acquire a proprietary interest in State Auto by purchasing common shares, without par value, of State Auto (the "Common Shares") pursuant to State Auto's Monthly Stock Purchase Plan for Independent Agents (the "Plan"). The Plan offers a convenient and inexpensive method for Agents to have a portion of their commissions automatically deducted and used to purchase State Auto's Common Shares on the open market at current market prices. In addition, if an Agent is an "Inner Circle Agent," as designated by State Auto, State Auto will contribute an amount equal to 5% of the commissions deducted by the Agent toward the purchase of additional Common Shares. Participation in the Plan is voluntary. Agents may enroll in the Plan or withdraw from the Plan at any time, subject to the terms of the Plan. State Auto will pay all brokerage commissions, service charges, and other costs incurred in connection with the purchase of Common Shares under the Plan. State Auto has designated National City Bank as its agent to administer the Plan.

         State Auto's Common Shares are traded on the Nasdaq National Market system under the symbol "STFC." On November 27, 2000, the last reported sale price of State Auto's Common Shares on the Nasdaq National Market system was $13.88 per share.

         State Auto will not receive any of the proceeds from the sale of Common Shares under the Plan but will pay all costs relating to registering the Common Shares subject to the Plan under the Securities Act of 1933, as amended (the "1933 Act"). These costs are estimated to be approximately $8,601.

                  RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS DECEMBER __ , 2000.

                                   THE COMPANY

         State Auto is an insurance holding company engaged through its subsidiaries in the property and casualty insurance business. Approximately 70% of State Auto is owned by State Automobile Mutual Insurance Company, a property and casualty insurance company formed in 1921. State Auto's principal operating subsidiaries and their businesses are:

         - State Auto Property and Casualty Insurance Company, Milbank Insurance Company, and Farmers Casualty Insurance Company, which are regional standard insurers, write personal and commercial automobile, homeowners, commercial multi-peril, workers' compensation and fire insurance.

         - State Auto National Insurance Company writes personal non-standard automobile insurance in 18 states.

         - Mid-Plains Insurance Company writes personal non-standard automobile insurance in Iowa and Kansas.

         - Stateco Financial Services, Inc. provides investment management services to affiliated companies and insurance premium finance services to customers of State Auto Property and Casualty Insurance Company, State Automobile Mutual Insurance Company, and Milbank Insurance Company.

         - State Auto Insurance Company writes personal standard lines of insurance in Ohio utilizing leading edge technology to the maximum effect feasible.

         - Strategic Insurance Software, Inc. develops and sells software for the processing of insurance transactions, the management of insurance policy data, and the electronic interfacing of insurance policy information between insurance companies and agencies.

         In addition, State Auto manages Midwest Security Insurance Company, which is owned by State Automobile Mutual Insurance Company. Midwest Security Insurance Company writes personal standard lines of property and casualty insurance in Wisconsin.

         As of the date of this prospectus, State Auto markets its insurance products through approximately 13,000 independent insurance agents associated with approximately 2,200 agencies in 26 states. State Auto's insurance products are marketed primarily in the central and eastern part of the United States, excluding New York, New Jersey and the New England States.

         State Auto's principal executive office is located at 518 East Broad St., Columbus, Ohio 43215. Its telephone number is (614) 464-5000. Additional information concerning State Auto and its business activities has been incorporated in this prospectus by reference to other documents filed with the SEC by State Auto.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Statements contained in this prospectus (including those incorporated by reference) that express the beliefs of management or that are not historical facts are known as forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, for example, the following:

         - adverse state and federal legislative changes or judicial or regulatory decisions;
         -        competitive products and pricing;
         - weather and weather-related events or other types of catastrophic events;
         -        geographic spread of risk;
         -        fluctuations of securities markets;
         - general economic and business conditions that are less favorable than expected;
         -        changes in technology or industry standards;
         -        shortages of labor or materials in storm hit areas;
         -        late reported claims and previously undisclosed damage;
         -        disruptions of utilities or financial institutions;
         -        shortage of skilled personnel;
         -        regulatory or governmental systems breakdown; and
         - other risk factors or uncertainties listed from time to time in this prospectus or any document incorporated by reference in this prospectus.


                          MONTHLY STOCK PURCHASE PLAN


INTRODUCTION TO THE PLAN

         The Plan provides Agents with a convenient and inexpensive method to acquire ownership in State Auto by offering them an opportunity to purchase State Auto's Common Shares through automatic deductions from their commissions. State Auto will pay all costs and service charges incurred in connection with the purchase of Common Shares through the Plan. Participation is voluntary. Agents who elect to participate may enroll in the Plan or withdraw from the Plan at any time, subject to the terms of the Plan. State Auto has designated National City Bank to serve as its agent to administer the Plan.

         A unique feature of the Plan relates to "Inner Circle Agents." For Inner Circle Agents, State Auto will add an amount equal to 5% of the commissions deducted by such Agents (the "Bonus Commission"). The Bonus Commission will then be used to purchase additional Common Shares pursuant to the Plan for such Agents.

         Each participating Agent (a "Participant") should understand that the relationship between the Participant and National City Bank is that of client and broker/agent. Neither State Auto, State Automobile Mutual Insurance Company, nor any of their affiliates assume any responsibility for this relationship or serve in any capacity in this relationship. In seeking the benefits of ownership of Common Shares of State Auto, each Participant must also accept all of the risks associated with an investment in common stock. The market value of State Auto's Common Shares is subject to fluctuations caused by any number of factors, both internal and external. Consequently, you may lose money under the Plan.

ELIGIBILITY

         All principals of active agencies who are entitled to receive commissions from any of the following companies are eligible to participate in the Plan:

     -        State Automobile Mutual Insurance Company
     -        State Auto Property and Casualty Insurance Company
     -        Milbank Insurance Company
     -        State Auto National Insurance Company
     -        Farmers Casualty Insurance Company
     -        Mid-Plains Insurance Company
     -        State Auto Insurance Company
     -        Midwest Security Insurance Company

HOW THE PLAN WORKS

         OPENING OF ACCOUNT. National City Bank will open and maintain an account in the name of each Agent who elects to participate in the Plan.

         PURCHASE OF COMMON SHARES. Participants may purchase Common Shares by having commissions deducted (including Bonus Commissions for Inner Circle Agents) and by making additional voluntary cash payments of up to $10,000 per month. All voluntary cash payments must be made by a check or money order made payable to "National City Bank." Commission deductions and cash payments from all Participants will be commingled and used by National City Bank to purchase Common Shares on the 10th day of each month, or the next business day if the 10th day is not a business day. (Participants should keep this in mind when making cash payments, because no interest will be paid on cash in a Participant's account.) National City Bank will credit all Common Shares purchased under the Plan, including fractional Common Shares carried to three decimal places, to each Participant's account. All purchases of Common Shares will be made at current market prices.

         SALE OF COMMON SHARES. Participants may sell Common Shares purchased under the Plan in either of two ways. The Participant may ask National City Bank for a certificate for the Common Shares, which will allow the Participant to sell the Common Shares through a broker or dealer. Alternatively, the Participant may ask National City Bank to arrange the sale of the Common Shares. National City Bank will provide the Participant with a form to provide instructions to National City Bank regarding the sale of Common Shares. All sales of Common Shares will be made at current market prices.

         BROKERAGE COMMISSIONS AND OTHER EXPENSES. State Auto will pay all brokerage commissions, service charges, and other costs and expenses related to the purchase of Common Shares under the Plan. However, regardless of the method of sale, the Participant must pay all brokerage commissions, service charges, and other costs and expenses associated with the sale of Common Shares.

         STATEMENT OF ACCOUNT. Each time Common Shares are purchased for a Participant's account, National City Bank will send the Participant a detailed statement of his or her account. The statement will show the amount of funds invested from commission deductions (including Bonus Commissions for Inner Circle Agents) and direct cash payments, the number of Common Shares purchased, the price per Common Share, and the total number of Common Shares held in the Participant's account. The statement will include a detachable form to be used to give

National City Bank notice of a change of address, instructions for the sale or withdrawal of Common Shares, or to deposit cash payments.

         CUSTODY OF COMMON SHARES. National City Bank will hold all Common Shares in safekeeping until a Participant terminates his or her participation in the Plan. This convenience provides protection against any loss, theft, or destruction of share certificates. However, upon a Participant's written request, the Participant may obtain a certificate for any full Common Shares in his or her Account.

         VOTING AND RECEIPT OF REPORTS FROM STATE AUTO. Each Participant in the Plan will direct the voting of all full and fractional Common Shares in his or her account and will receive all literature sent to State Auto's shareholders.

HOW TO PARTICIPATE

         To participate in the Plan, an Agent must:

         1.       Complete and sign a (1) Commission Deduction Authorization and
                  (2) Purchase Order. To obtain these forms, call State Auto's Manager, Investor Relations, at (800) 444-9950 (extension
                  5373).

         2.       Return the completed and signed forms to:

                  Manager, Investor Relations
                  State Auto Financial Corporation
                  518 East Broad Street, Columbus, Ohio 43215-3976

         After State Auto receives the Commission Deduction Authorization and the Purchase Order, it will send both forms to National City Bank. National City Bank will then open the Participant's account.

         Each Participant must specify on the Commission Deduction Authorization form the amount to be withheld from his or her commission disbursements. Participants must deduct a minimum of $50 per month. The amount deducted will remain in effect until it is revised or terminated. To change the amount of the deduction or terminate the deduction, Participants must submit a written request to State Auto on a form that State Auto will provide upon request. The request must be made using State Auto's form. All requests to enroll in the Plan or to terminate deductions will become effective as soon as practicable after State Auto receives the request.

         For Inner Circle Agent Participants, State Auto will automatically cause the Bonus Commission (5% of the amount of the commission that the Inner Circle Agent Participant has authorized to be deducted) to be added to the amount forwarded to National City Bank on behalf of the Inner Circle Agent. The Bonus Commission will continue for the period of time the Participant remains an Inner Circle Agent and the Plan remains in effect.

         All amounts deducted from commission disbursements pursuant to the Commission Deduction Authorization will be commingled and forwarded monthly by State Auto to National City Bank together with a list of the amounts deducted for each Participant's Account. State Auto has reserved the right to terminate the Plan and to discontinue the use of its commission deduction facilities for this purpose at any time.

DIVIDEND DISBURSEMENTS

         Dividends earned on Common Shares in the Participant's account, as they become payable by State Auto, will be remitted by National City Bank to each Participant by check. Checks will be sent as soon as practicable following each dividend payment date.

TAX INFORMATION

         Bonus Commissions are taxable to the Inner Circle Agents as having been received in cash even though they are used to purchase Common Shares under the Plan. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by State Auto for Common Shares purchased on a Participant's behalf must be treated as a distribution to the Participant subject to income tax in the same manner as dividends.

TERMINATION OF PLAN PARTICIPATION

         A Participant may terminate his or her participation in the Plan at any time by sending written notice to National City Bank at the following address:

                  National City Bank
                  P.O. Box 92301
                  Cleveland, Ohio 44193-0900

         Participants should also send copy of the termination notice to State Auto at the following address:

                  Manager, Investor Relations
                  State Auto Financial Corporation
                  518 East Broad Street, Columbus, Ohio 43215-3976

PLAN INFORMATION

         Any questions or correspondence about the Plan should be addressed to:

                  National City Bank
                  P.O. Box 92301
                  Cleveland, Ohio 44193-0900

         Participants may also call national City Bank at (216) 575-2658 or 1-800-622-8100 (extension 2658).

                                 USE OF PROCEEDS

         State Auto will not receive any of the proceeds from the offer and sale of the Common Shares under the Plan.

                            ANTI-TAKEOVER PROVISIONS

         State Auto's Amended and Restated Code of Regulations (the "Code of Regulations") contains certain provisions that could have an anti-takeover effect. Pursuant to the Code of Regulations, the Board of Directors is divided into three classes each with a term of three years, with the term of one class expiring each year. As part of such provisions, the Code of Regulations (a) provide that directors may not be removed from office by the shareholders without cause except by the affirmative vote of holders of Common Shares entitling them to exercise at least two-thirds of the voting power on such proposal, (b) provide that any vacancy on the Board may be filled by the remaining directors then in office even though less than a quorum, and (c) provide that a vote of holders of Common Shares entitling them to exercise at least two-thirds of the voting power on such proposal is required to alter, amend, or repeal the foregoing provisions or the corresponding and implementing provisions of the Code of Regulations or to adopt any inconsistent provision.

         State Auto's Board of Directors, without shareholder approval, could issue Common Shares with voting and conversion rights that could adversely affect the voting power of the holders of Common Shares and the issuance of which could be used by the Board of Directors in defense of a hostile takeover.

         In addition, certain provisions of State Auto's management agreement with State Automobile Mutual Insurance Company, which permit State Automobile Mutual Insurance Company to terminate such agreement upon a change in control or potential change in control of State Auto, could have an anti-takeover effect.

                                  LEGAL MATTERS

         The validity of the Common Shares has been passed upon for State Auto by Baker & Hostetler LLP, Columbus, Ohio.

                                     EXPERTS

         The consolidated financial statements and schedules of State Auto Financial Corporation as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this Prospectus and Post-Effective Amendment No. 1 to the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         State Auto is required by the Securities Exchange Act of 1934, as amended, to file annual reports, quarterly reports, current reports, proxy statements and other documents with the Securities and Exchange Commission (the "SEC") on a regular basis. These documents are available to the public. You may read and copy any document that State Auto has filed with the SEC as follows (some of these locations may charge a prescribed fee or modest fee for copies):

         - in person at the Public Reference Room of the SEC's main office in Washington, D.C. (Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549) (for information, please call the SEC at 1-800-SEC-0330);

         - in person at the Public Reference Room of the SEC's regional offices in New York or Chicago (New York--Seven World Trade Center, Suite 1300, New York, New York

                  10048; Chicago--Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661);

         - by writing the SEC (Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549);

         - in person at the offices of the National Association of Securities Dealers, Inc. (Reports Section,1735 K Street, N.W., Washington, D.C. 20006);

         -        by visiting the SEC's web site (www.sec.gov); or

         - by using commercial document retrieval services or visiting commercial web sites.

         State Auto has filed with the SEC a registration statement and related exhibits under the 1933 Act regarding the Common Shares offered and sold under the Plan. As permitted by the SEC, this prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement. You may obtain such additional information from the locations listed above. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the contract or other document for all of the details.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows companies such as State Auto to incorporate information from one document filed with the SEC into another separately filed document, a practice known as "incorporating by reference." As a result, State Auto is permitted to disclose important information in this prospectus to you by incorporating information from other documents filed with the SEC into this prospectus and referring you to these other documents. This prospectus incorporates by reference information from the documents described in the table below and in the paragraph following the table. These documents contain important information about State Auto and its finances; the information in these documents is deemed to be included in this prospectus.

                  DOCUMENT FILED WITH THE SEC                           PERIOD COVERED BY DOCUMENT
                BY STATE AUTO (FILE NO. 0-19289)                              OR DATE FILED

     -        Annual Report on Form 10-K                     -        Year ended December 31, 1999
     -        Quarterly Report on Form 10-Q                  -        Quarter ended March 31, 2000
     -        Quarterly Report on Form 10-Q                  -        Quarter ended June 30, 2000
     -        Quarterly Report on Form 10-Q                  -        Quarter ended September 30, 2000
     -        Proxy Statement for the Annual Meeting of      -        Filed April 21, 2000
              Shareholders held on May 26, 2000

         State Auto is also incorporating by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the completion of the offer and sale of its Common Shares under the Plan (other than portions of the documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC).

         The documents described above either are or will be available for inspection or copying at the locations listed under the caption "Where You Can Find More Information." In addition, if State Auto delivers this prospectus to you, it will also provide you without charge, upon your written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus (other than the exhibits to these documents, unless an exhibit is specifically incorporated by reference). Requests for such documents should be directed to:

                  Manager, Investor Relations
                  State Auto Financial Corporation
                  518 East Broad Street
                  Columbus, Ohio 43215-3976
                  1-800-444-9950 (ext. 5373)

==============================================================================
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. STATE AUTO HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION OTHER THAN THAT WHICH IS CONTAINED IN THIS PROSPECTUS
AND IN THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS AND WHICH
ARE MADE AVAILABLE TO THE PUBLIC. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT.

YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, AS WELL AS ALL INFORMATION PREVIOUSLY FILED BY STATE AUTO WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. STATE AUTO'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON SHARES, AND STATE AUTO IS NOT SOLICITING OFFERS TO BUY COMMON SHARES, IN ANY STATE IN WHICH SUCH AN OFFER OR SALE IS NOT PERMITTED.

                               ------------------


                                TABLE OF CONTENTS
                                                                          PAGE

The Company..................................................................2

Monthly Stock Purchase Plan..................................................3

Use of Proceeds..............................................................6

Anti-Takeover Provisions.....................................................6

Legal Matters................................................................7

Experts......................................................................7

Where You Can Find More
Information..................................................................7


===============================================================================



          STATE AUTO
          FINANCIAL CORPORATION






          MONTHLY STOCK
          PURCHASE PLAN
          FOR INDEPENDENT AGENTS


          300,000
          COMMON SHARES



          ----------------------

          PROSPECTUS
          ______________________





          December ___, 2000










===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following are the estimated expenses to be incurred by State Auto in connection with the offering described in this Registration Statement:

Registration Fee: Securities and Exchange Commission                 $1,101
-------------------------------------------------------------------------------
Legal Fees and Expenses                                               6,000
-------------------------------------------------------------------------------
Accounting Fees and Expenses                                          500
-------------------------------------------------------------------------------
Printing Expenses                                                     500
-------------------------------------------------------------------------------
Miscellaneous Expenses                                                500
-------------------------------------------------------------------------------
     Total Expenses                                                  $8,601
================================================================================



Item 15. Indemnification of Directors and Officers

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article 6 of State Auto's Code of Regulations contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. State Auto's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents, or persons who are serving or have served at the request of State Auto as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against all expenses with respect to any judgments, fines and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of State Auto or by the shareholders of State Auto or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that: (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of State Auto; (b) in any action, suit, or proceeding by or in the right of State Auto, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to State Auto; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith.

         State Auto has entered into Indemnification Agreements with each of its directors. These contracts generally: (a) conform the existing indemnity provided to them under State Auto's Code of Regulations and assure that this indemnity will continue to be provided; and (b) provide that, in addition, the directors shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed action or proceeding, including any action by or in the right of State Auto, on account of their service as a director or officer of State Auto or at the request or with the consent of State Auto as a trustee, director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (a) to the extent the director is indemnified under directors' and officers' liability insurance maintained by State Auto; (b) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; (c) if a final court of adjudication shall determine that such indemnification is not lawful; or (d) on account of any suit in which judgment is rendered against the director for an accounting of profits made from the purchase or sale by the director of securities of State Auto pursuant to Section 16(b) of the Securities Exchange Act of 1934 or any similar provision. The indemnification agreements are applicable to claims asserted after their effective date, whether arising from acts or omissions occurring before or after their effective date.

         State Auto has purchased a liability policy to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policy.

         At present, there are no claims, actions, suits, or proceedings pending where indemnification would be required under the foregoing provisions, and State Auto does not know of any threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

Item 16. Exhibits


                                                                          If incorporated by reference,
  Exhibit                                                                document with which Exhibit was
    No.                          DESCRIPTION OF EXHIBIT                  previously filed with the SEC
------------                     ----------------------                  -------------------------------
     4(a)        Amended and Restated Articles of Incorporation          Incorporated herein by reference to Exhibit
                                                                         3(a) of a Registration Statement on Form S-1
                                                                         (File No. 33-40643) filed on May 17, 1991.

     4(b)        Amendment to the Amended and Restated Articles of       Incorporated herein by reference to Exhibit
                 Incorporation                                           4(b) of a Registration Statement on Form S-8
                                                                         (File No. 33-89400) filed on February 10,
                                                                         1995.

     4(c)        Amendment to the Amended and Restated Articles of       Incorporated herein by reference to Exhibit
                 Incorporation                                           3(A)(3) of the Registrant's annual report on
                                                                         Form 10-K filed on March 30, 1999.

                                                                          If incorporated by reference,
  Exhibit                                                                document with which Exhibit was
    No.                          DESCRIPTION OF EXHIBIT                  previously filed with the SEC
------------                     ----------------------                  -------------------------------
     4(d)        Amended and Restated Code of Regulations                Incorporated herein by reference to Exhibit
                                                                         3(b) of a Registration Statement on Form S-1
                                                                         (File No. 33-40643) filed on May 17, 1991.

     4(e)        State  Auto  Financial   Corporation's  Monthly  Stock  Contained herein
                 Purchase Plan for Independent Agents

       5         Opinion of Baker & Hostetler LLP                        Contained herein

     23(a)       Consent of Baker & Hostetler LLP                        Contained in Exhibit 5

     23(b)       Consent of Ernst & Young LLP                            Contained herein

     24(a)       Powers of Attorney for Messrs. Lowther, D'Antoni,       Registration Statement on Form S-3
                 Harris, Huesman, Lhota, and Manser                      (registration number 333-41849) filed on
                                                                         December 10, 1997
     24(b)       Powers of Attorney for Messrs. Moone, Johnston,         Contained herein
                 Bailey, and Smith


Item 17. Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (iv) Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
                                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 30, 2000.

                                    STATE AUTO FINANCIAL  CORPORATION


                                    By:  /S/ Robert H. Moone
                                       ------------------------------------
                                       Robert H. Moone, President and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the 30th day of November, 2000.




/s/ Robert H. Moone                President and Chief Executive Officer
----------------------------       (principal executive officer)
Robert H. Moone

/s/ Steven J. Johnston             Chief Financial Officer,Vice President, and
----------------------------       Treasurer (principal financial officer and
Steven J. Johnston                 principal accounting officer)


John R. Lowther*                   Vice President, Secretary, General Counsel
----------------------------       and Director
John R. Lowther


Robert L. Bailey*                  Chairman of the Board and Director
----------------------------
Robert L. Bailey


David J. D'Antoni*                 Director
----------------------------
David J. D'Antoni

Urlin G. Harris*                   Director
----------------------------
Urlin G. Harris

Paul W. Huesman*                   Director
----------------------------
Paul W. Huesman

William J. Lhota*                  Director
----------------------------
William J. Lhota

George R. Manser*                  Director
----------------------------
George R. Manser


Richard K. Smith*                  Director
----------------------------
Richard K. Smith



*The undersigned hereby executes this Post-Effective Amendment No. 1 to this Form S-3 Registration Statement on behalf of each of the indicated directors of the registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Registration Statement.

/s/ Steven J. Johnston
----------------------------------
    Steven J. Johnston
    Power of Attorney

                                  EXHIBIT INDEX

                                                                               If incorporated by reference,
  Exhibit                                                                     document with which exhibit was
    No.                          DESCRIPTION OF EXHIBIT                        previously filed with the SEC
---------------                  ---------------------                   ---------------------------------------------
     4(a)        Amended and Restated Articles of Incorporation          Incorporated herein by reference to Exhibit
                                                                         3(a) of a Registration Statement on Form S-1
                                                                         (File No. 33-40643) filed on May 17, 1991.

     4(b)        Amendment to the Amended and Restated Articles of       Incorporated herein by reference to Exhibit
                 Incorporation                                           4(b) of a Registration Statement on Form S-8
                                                                         (File No. 33-89400) filed on February 10,
                                                                         1995.

     4(c)        Amendment to the Amended and Restated Articles of       Incorporated herein by reference to Exhibit
                 Incorporation                                           3(A)(3) of the Registrant's annual report on
                                                                         Form 10-K filed on March 30, 1999.

     4(d)        Amended and Restated Code of Regulations                Incorporated herein by reference to Exhibit
                                                                         3(b) of a Registration Statement on Form S-1
                                                                         (File No. 33-40643) filed on May 17, 1991.

     4(e)        State Auto Financial Corporation's Monthly Stock        Contained herein
                 Purchase Plan for Independent Agents

       5         Opinion of Baker & Hostetler LLP                        Contained herein

     23(a)       Consent of Baker & Hostetler LLP                        Contained in Exhibit 5

     23(b)       Consent of Ernst & Young LLP                            Contained herein

     24(a)       Powers of Attorney for Messrs. Lowther, D'Antoni,       Registration Statement on Form S-3
                 Harris, Huesman, Lhota, and Manser                      (registration number 333-41849) filed on
                                                                         December 10, 1997
     24(b)       Powers of Attorney for Messrs. Moone, Johnston,         Contained herein
                 Bailey, and Smith